Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-84410 and Form S-8 Nos. 33-80865, 33-80867, 33-33621,
33-61373, and 33-61371) of Buckeye Technologies Inc. and in the related Prospectuses of our reports dated July 30, 2004, with respect to the consolidated financial statements and schedule of Buckeye Technologies Inc. included in this Annual Report (Form 10-K) for the year ended June 30, 2004.



                                         /s/ Ernst & Young

Memphis, Tennessee
August 20, 2004